UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

MOUNT KNOWLEDGE HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Mount Knowledge Holdings, Inc.

10333 E. Dry Creek Rd, Suite 200

Englewood, CO 80112

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL SHAREHOLDERS OF MOUNT KNOWLEDGE HOLDINGS INC.

To all Stockholders of Mount Knowledge Holdings, Inc.:

The purpose of this letter is to inform you that on November 21, 2014, the board of directors (the “Board”) of Mount Knowledge Holdings, Inc., a Nevada corporation (the “Company”) and the holders of a majority of the Company’s voting capital stock by written consent in lieu of a meeting, approved the following corporate actions:

1.

To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to “Cybergy Holdings, Inc.” (“Name Change”)

2.

To approve the Cybergy Holdings, Inc. 2014 Stock Plan (“Stock Plan”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

The accompanying Information Statement, which we urge you to read carefully, describes the Name Change and the Stock Plan in more detail, and is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  Pursuant to 14c-2 under the Exchange Act, the Name Change and the Stock Plan may not be effected until at least 20 calendar days after the mailing of the accompanying Information Statement to the Company’s stockholders.  Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such actions.

Date: December 2, 2014

On behalf of the Board of Directors,

/s/ Mark Gray

Chief Executive Officer

MOUNT KNOWLEDGE HOLDINGS, INC.

10333 E. Dry Creek Rd, Suite 200

Englewood, CO 80112

INFORMATION STATEMENT

December 2, 2014

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

This Information Statement is being mailed to the stockholders of Mount Knowledge Holdings, Inc., a Nevada corporation (hereinafter referred to as the “Company”, “we”, “our”, “us”), on or about December 2, 2014 in connection with the corporate actions described below. The Company’s board of directors (the “Board”) and holders (collectively, the “Consenting Stockholders”) of a majority of the issued and outstanding shares of common stock (the “Common Stock”) of the Company, acting by written consent in lieu of a meeting, approved a change of the Company’s name from Mount Knowledge Holdings, Inc. to Cybergy Holdings, Inc. (the “Name Change”).  In addition, the Board and the Consenting Stockholders approved the Cybergy Holdings, Inc. 2014 Stock Plan, attached hereto (the “Stock Plan”).  Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of these corporate actions. No other stockholder approval is required.  The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on November 21, 2014 (the “Record Date”).  The Name Change and the Stock Plan are referred to collectively herein as the “Actions.”

The Nevada Revised Statutes permit any action that can be taken at an annual or special meeting of stockholders to be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Name Change and the Stock Plan requires the affirmative vote or written consent of the majority of the issued and outstanding shares of the Common Stock.

Capital Stock

On November 21, 2014, there were 204,202,084 shares of Common Stock, 1,000 shares of Series B Convertible Preferred Stock (“Series B Preferred”) and 53,251,732 shares of Series C Convertible Preferred Stock (“Series C Preferred”).

CONSENTING SHAREHOLDER

On November 21, 2014, our Board of Directors approved the Actions  On the same date, the Actions were approved by the written consent of a majority of all shareholders entitled to vote on the record date. The actual affirmative vote was 50.7% of all outstanding voting stock.

The proposal is not effective before first, completion of this Section 14(c) compliance, and second the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

CORPORATE ACTION TO BE TAKEN

Under Exchange Act Rule 10b-17, we must notify the Financial Industry Regulatory Agency (“FINRA”) no later than ten (10) days prior to the anticipated effective date of the Name Change. The following actions were approved by written consent of the Consenting Stockholders upon the unanimous recommendation of the Board.

CORPORATE ACTION #1

NAME CHANGE

Overview

Reasons for Name Change

The Board of Directors believes the Name Change will be in the best interest of the Company as the new name better reflects primary business plan. Therefore, the Board of Directors and holders of a majority of the Company’s outstanding voting capital determined that the Company should change its name to “Cybergy Holdings, Inc.”

Effects of the Name Change

The Name Change will be effective when we file the Certificate of Amendment with the Secretary of State of the State of Nevada.

Dissenters’ Rights

Pursuant to the Nevada Revised Statutes (the “NRS”), our stockholders are not entitled to dissenters’ rights with respect to the Name Change.

CORPORATE ACTION #2

APPROVAL OF THE CYBERGY, INC. 2014 STOCK PLAN

Background

On November 21, 2014, the Board unanimously approved and adopted the Cybergy Holdings Stock Plan (the "Stock Plan"), which became effective when it was approved by the Consenting Stockholders. The Stock Plan will permit the grant of incentive and non-qualified stock options and other stock-based awards to employees and consultants.

Maintaining an effective equity compensation program in which our employees, directors and consultants participate is a key component of achieving our long-term goals. The Board believes that the Stock Plan will afford us the ability to design compensatory awards that are responsive to our needs, including our ability to continue to attract and retain key employees and directors, motivate such individuals to achieve long-range goals, and allow such individuals to participate in our long-term growth and financial success.

Your approval of the Stock Plan will also allow us to take tax deductions under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid in excess of $1.0 million in any tax year to its chief executive officer and certain other most highly compensated executives. Section 162(m) provides an exception to this limitation for "performance-based compensation," the material terms of which have been approved by the public company's stockholders. Approval of the Stock Plan will constitute such stockholder approval for purposes of Section 162(m).

Summary of the Stock Plan

        The following summary of the material terms of the Stock Plan is qualified in its entirety by reference to the complete text of the Stock Plan as set forth in Appendix A to this proxy statement. You should read the complete text of the Stock Plan for more details regarding the operation of the Stock Plan.

Purpose.    The purpose of the Stock Plan is to promote our interests and those of our stockholders by attracting and retaining key officers, employees, directors and consultants; motivating such individuals by means of performance-related incentives to achieve long-range performance goals; enabling such individuals to participate in our long-term growth and financial success; encouraging ownership of our stock by such individuals; and linking their compensation to our long-term interests and those of our stockholders.

Administration.    The Stock Plan will be administered by the Board of Directors or a committee (“Committee”) that has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.  The Board and/or the Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

Eligible Participants.    Awards may be granted to employees and consultants of the Company or any of its subsidiaries in the sole discretion of the Board or the Committee.  In determining the persons to whom awards shall be granted and the type of Award, the Board or the Committee  shall take into account such factors they shall deem relevant in connection with accomplishing the purposes of the Stock Plan. Each award will be evidenced by an agreement and may include any other terms and conditions consistent with the Stock Plan as the Board or the Committee  may determine.

Shares Subject to the Stock Plan.    The maximum number of shares of our Preferred stock that may be issued pursuant to awards under the Stock Plan is 7,254,000 shares of the Company’s Series C Preferred Stock, each share being convertible into 100 shares of common stock. Each share issued pursuant to an award will reduce the share reserve by one share.

Limitations on Awards.    The Company shall not grant an ISO under the Plan to any Employee if such Grant would result in such Employee holding the right to exercise for the first time in any one calendar year, under all ISO granted under the Plan or any other plan maintained by the Company, options with respect to shares of Common Stock having an aggregate fair market value, determined as of the date the Option is granted, in excess of $100,000.

Stock Options.    A stock option represents the right to purchase a specified number of shares during a specified period of up to ten years. The award agreement will set forth the number of shares subject to the stock options, the option price, and the conditions and limitations applicable to the exercise of the stock options as determined by the Compensation Committee. The option price of stock options may not be less than the fair market value on the date that such stock options are deemed to be granted under the Stock Plan. With respect to incentive stock options, the terms and conditions of such stock options will be subject to and comply with Section 422 of the Code. To the extent the aggregate fair market value (determined at the time the incentive stock option is granted) of the shares with respect to which all incentive stock options are exercisable for the first time by an employee during any calendar year exceeds $100,000, or if stock options fail to qualify as incentive stock options for any other reason, such stock options will constitute non-qualified stock options. Incentive stock options may not be granted to any individual who, at the time of grant owns stock possessing more than 10% of the total combined voting power of all of our outstanding common stock or any of our subsidiaries, unless the exercise price is not less than 110% of the fair market value of the common stock on the date of the grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

Restricted Shares.    The Board or the Committee may impose conditions on any shares granted or sold pursuant to the Stock Plan as it may deem advisable, including, without limitations, restrictions under the Stock Exchange Act of 1934.

Transferability of Awards.    Except as otherwise permitted in an award agreement or by the Board or Committee, awards under the Stock Plan are not transferable other than by a participant's will or the laws of descent and distribution.

Term and Amendment.    No new awards may be granted under the Stock Plan after the tenth anniversary of its adoption by the Board, November 21, 2024. The Board may amend, alter, suspend, discontinue or terminate the Stock Plan at any time; however, no amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

Certain Federal Income Tax Consequences

The following is a brief summary of certain Federal income tax laws in effect on the date hereof with applicability to the Stock Plan. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on his or her particular circumstances and other factors. The Stock Plan participants are encouraged to consult their own tax advisors with respect to any state tax consequences or particular federal tax implications of awards granted under the Stock Plan. The Stock Plan is not intended to be qualified under Section 401(a) of the Code.

Stock Options.    A participant will not recognize income, and we will not be entitled to take a deduction, upon the grant of stock options. Upon exercising a non-qualified option, the participant generally will recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise, and we will be entitled to a deduction for the same amount. Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to non-qualified stock options. A participant generally will not recognize income, and we will not be entitled to take a deduction, upon the exercise of an incentive stock option (except that the alternative minimum tax may apply). If shares acquired upon the exercise of an incentive stock option are held for the longer two years from the grant date of the stock options and more than one year after the date they were exercised, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to incentive stock options if such holdings periods are met. If the participant does not satisfy these holding periods, then the participant will recognize ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise, over the exercise price, and we should be entitled to take a corresponding deduction.

Restricted Shares.    The award of restricted shares will not result in taxable income to the participant, and we will not be entitled to take a deduction, at the time of grant unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is not made, upon the lapse of the restrictions upon restricted shares, the participant will recognize ordinary income in the amount equal to the fair market value of the shares at the time the restricted shares vest (less any amount paid for the shares), and we will be entitled to a deduction for the same amount.

Prior to the lapse of the restrictions on restricted shares, any dividends received on such shares will be treated as ordinary income to the participant. If an election under Section 83(b) of the Code is made within 30 days after receipt of restricted shares, the participant will recognize ordinary income in the year that the restricted shares are awarded in an amount equal to the fair market value of the shares on the date of such award determined as if the restricted shares were not subject to restrictions, and we will be entitled to a deduction for the same amount. If the election is made, the participant will not recognize income at the time that the restrictions actually lapse. Any dividends received after the election is made generally will constitute qualified dividend income. If the restricted shares subject to the election are subsequently forfeited, the participant will not be entitled to a deduction or tax refund. Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to vested restricted shares.

Section 162(m).    Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid in excess of $1.0 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1.0 million deduction limit and therefore remains fully deductible by the company that pays it. We generally intend that, except as otherwise determined by the Compensation Committee, performance awards and stock options granted with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock at the date of grant to employees the Compensation Committee expects to be named executive officers at the time a deduction arises in connection with such awards, will qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations. The Compensation Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of us and our stockholders.

New Plan Benefits

Any future awards granted to eligible participants under the Stock Plan will be subject to the discretion of the Compensation Committee and, therefore, the number of awards that will be granted under the Stock Plan is not determinable at this time.

INFORMATION REQUIRED TO BE FURNISHED

Voting Securities and Principal Holders Thereof

As of the date of this Information Statement, there were 204,202,084  shares of the Common Stock issued and outstanding of the Company. Each outstanding share of Common Stock is entitled to one vote per share.  The following table sets forth certain information regarding the beneficial ownership of shares of our Common Stock as of November 21, 2014 by:

•

each person who is known by us to beneficially own more than 5% of our issued and outstanding shares;

•

our named executive officers;

•

our directors; and

•

all of our executive officers and directors as a group.

Beneficial ownership as determined in Rule 13d-3 under the Exchange Act includes common stock acquirable upon exercise or conversion of securities of the Company within 60 days and common stock beneficially owned by an entity or person controlled directly or indirectly, through any contract, arrangement, understanding or otherwise.

Common Stock (1)			Series B Preferred Stock (2)	Series C Preferred Stock (3)
Name and Address of Beneficial Holder	No. of shares	% of Class	No. of shares	% of Class	No. of shares	% of Class	% Total Voting Power (4)
Directors and Officers

James D. Beatty	150,000	*					*

Proposed Officers and Directors and 5% Shareholders

Mark Gray (5)			1,000	100%	6,670,480	12.5%	12.0%
David Carey					-	*	*
Wyly Wade (5)					6,670,480	12.5%	12.0%
Andrew Westlund (5)					2,425,629	4.6%	4.4%
Andrew Vukota (6)					76,410	*	*
Dan Hollenbach (5)					-	*	*
Jennifer Williamson Cockrum (5)					-	*	*

Officers and Directors as a Group

Neal Goldman (5)(7)					4,812,800	8.7%	8.4%

MMCAP International Inc. SPC (7) Bermuda Commercial Bank Building 19 Par-La-Ville Road Hamilton, HM 11 Bermuda Matthew MacIsaac, Director					4,556,800	8.2%	7.9%

Access Alternative Group S.A. Suite 104B, Saffrey Square Building Bank Lane, Nassau, Bahamas Robert Montgomery, President	5,106,503	2.5%			3,118,540	5.8%	5.7%

Birch First Advisors LLC Birch First Global Exempt Fund Inc. 205 Worth Avenue, Ste. 201 Palm Beach, Florida 33480 Pier S. Bjorklund, Managing Director	59,992,626	29.4%			2,471,415	4.6%	5.5%

Craig Hamilton(5)					2,425,629	4.6%	4.4%

James S. Williamson c/o Core Capital Group 5526 N. Academy Blvd., Suite 203 Colorado Springs, CO 80918					9,270,755	17.4%	16.7%

James S. Williamson 2012 Irrevocable Trust c/o Core Capital Group 5526 N. Academy Blvd., Suite 203 Colorado Springs, CO 80918 Mark Andrew Fowler, Trustee					6,180,503	11.8%	11.3%

(1)	Based on 204,202,084 shares of Common Stock issued and outstanding as of November 21, 2014.
(2)

Based on 1,000 Series B Preferred issued and outstanding as of November 21, 2014. Each share of Series B Preferred shall be entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Corporation and shall be entitled to one (1) vote of share of Common Stock for each share of Series C Preferred owned at the record date for the determination of stockholders entitled to vote on such matters.

(3)

Based on 53,251,732 Series C Preferred issued and outstanding as of November 21, 2014. Each share of Series C Preferred shall be entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Corporation and shall be entitled to one (1) vote of share of Common Stock for each share of Series C Preferred owned at the record date for the determination of stockholders entitled to vote on such matters.

(4)

Percentage Total Voting Power represents total voting power for each beneficial owner with respect to all shares of our Common Stock, Series B Preferred and Series C Preferred beneficially owner as of November 21, 2014.

(5)	Address is c/o Cybergy Partners, Inc., 10333 E Dry Creek Road, Suite 200, Englewood, CO 80112
(6)

Represents shares owned by Vukota Multi-Strategy Fund, L.P., c/o Vukota Capital Management Inc., 259 Yorkland Road, 3rd Floor, Toronto, ON M2J 5B2, Canada.  Mr. Vukota has voting power and investment power for this entity.

(7)	Includes 2,278,400 shares of Class C Preferred Stock issuable upon the conversion of a $1,000,000 convertible note.

COSTS AND MAILING

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material

ADDITIONAL INFORMATION

The Company files annual and quarterly reports, proxy statements, and other reports and information electronically with the SEC. The Company’s filings are available through the SEC’s website at the following address: http:www.sec.gov.

Stockholders Sharing the Same Last Name and Address

The Company will be sending multiple copies of the information statement to the same address if more than one stockholder lives at the same residence.

December 2, 2014	By Order of the Board of Directors

/s/Mark Gray
Chief Executive Officer

EXHIBIT A

CYBERGY HOLDINGS, INC.

2014 STOCK PLAN

1.

Purpose of the Plan

The purpose of the Cybergy Holdings, Inc. 2014 Stock Plan (the “Plan”) of Cybergy Holdings, Inc. (the “Company”) is to:

(a)

promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, and consultants;

(b)

furnish incentives to individuals chosen to receive Awards because they are considered capable of responding by improving operations and increasing profits or otherwise add value to the Company; and

(c)

provide a means to encourage stock ownership and proprietary interest in the Company to valued employees and consultants upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend.

2.

Definitions

(a)

“Award” means an Option or Stock Award granted under the Plan.

(b)

“Award Agreement” means any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Award, including an Option Agreement.

(c)

“Board” means the Board of Directors of the Company.

(d)

“Cause” means (i) a Participant’s willful and repeated failure to comply with the lawful directives of the Board or such Participant’s supervisory personnel, (ii) any criminal act or act of dishonesty, disloyalty, misconduct or moral turpitude by a Participant that is injurious in any significant respect to the property, operations, business or reputation of the Company after, in the case of non-criminal conduct, notice and an opportunity to cure if such conduct is capable of cure within a reasonable period of time, or (iii) material breach by a Participant of his or her employment agreement (if any) with the Company; provided that to the extent this definition is inconsistent with the definition of “cause” in any employment or consulting agreement of a Participant, the definition in such employment agreement shall control.

(e)

“Code” means the Internal Revenue Code of 1986, as amended.

(f)

“Committee” means the committee composed of not less than two members of the Board all of whom are disinterested persons, as contemplated by Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The foregoing requirement for disinterested administration shall not apply prior to the date of the first registration of any of the securities of the Company under the Exchange Act, and at any time such a committee does not exist, “Committee” means the Board.

(g)

“Common Stock” means the $0.0001 par value Common Stock of the Company.

(h)

“Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services to the Company as an independent contractor.

(i)

“Director” means any member of the Board.

(j)

“Disability” means a disability that would qualify as such under the Company’s then current long term disability plan. In the event no such long-term disability plan exists, disability shall mean that the Committee determines in good faith, based on medical evidence acceptable to it, that the Participant has become physically or mentally disabled or incapacitated for a continuous period of at least 120 days to such an extent that he or she is unable to perform his or her duties.

(k)

“Effective Date” means the date the Plan is adopted by the Board and the holders of a majority of the outstanding shares of common stock of the Company.

(l)

“Eligible Person” means any Employee of the Company or any Parent or Subsidiary of the Company, or any Consultant.

(m)

“Employee” means any person, including officers, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Committee at its discretion, subject to any requirements of the Code. The payment by the Company as a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(n)

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(o)

“Fair Market Value” of the Common Stock as of any date means:

(i)

If the Company is listed on a national securities exchange, the closing sales price of the Common Stock on the stock exchange composite tape on the date of determination.

(ii)

In the event that the Common Stock is not listed on a national securities exchange, the Committee shall determine the Common Stock’s Fair Market Value by the reasonable application of a reasonable methodology, as it deems appropriate, taking into account all available information material to the value of the Company.

(p)

“ISO” means an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option. An ISO may be granted only to Employees.

(q)

“NSO” means nonstatutory option; “NQO” means an Option other than an ISO.

(r)

“Option” means any stock Option granted pursuant to the Plan.

(s)

“Option Agreement” means the written agreement by and between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions of the grant, including any amendments to that agreement.

(t)

“Optionee” means an Eligible Person who receives an Option.

(u)

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(v)

“Participant” means any Eligible Person selected to participate in an Award pursuant to Section 5.

(w)

“Reporting Person” means an officer or Director of the Company who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(x)

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended form time to time, or any successor provision.

(y)

“Start Date” means the 1st day of Participants employment with the Company.

(z)

“Stock Award” means a right to the grant or purchase, at a price determined by the Committee, of Common Stock, which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achievement of pre-established financial objectives or both.

(aa)

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

3.

Shares of Common Stock Subject to the Plan

(a)

Subject to the provisions of Section 3(c) and Section 11, the aggregate number of shares of Preferred Stock that may be issued, transferred or exercised pursuant to Awards under the Plan will not exceed 7,254,000 shares of the Corporation’s Series C Preferred Stock, each convertible into 100 Common shares, which may be adjusted for stock splits and corporate recapitalizations.

(b)

The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued Common Stock or from previously issued Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market.

(c)

To the extent any Option or Award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, such shares shall again be available for issuance under the Plan.

4.

Administration of the Plan

The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, ISO in accordance with Code Section 422, or NQO, Stock Awards; (b) determine in good faith the fair market value of the Common Stock covered by any Grant; (c) determine which eligible persons shall receive grants and the number of shares, restrictions, terms and conditions to be included in such grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Award; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan or any Award; and (h) make all other determinations necessary or advisable for the Plan's administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

5.

Eligibility

Subject to the provisions of the Plan, Awards may be granted to Employees and Consultants of the Company or any of its Subsidiaries in the sole discretion of the Committee  In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Each Award will be evidenced by an agreement and may include any other terms and conditions consistent with the Plan as the Committee may determine.

6.

Written Agreement; Effect

Each Award shall be evidenced by an Award Agreement, in a form satisfactory to the Committee, executed by the Company and by the person to whom such Award is granted. If applicable, the Award Agreement shall specify whether each Option it evidences is a NQO or an ISO. Failure of the grantee to execute an Award Agreement shall not void or invalidate the grant of an Award; provided, however, that an Option may not be exercised until the Award Agreement evidencing such Option is executed.

7.

Annual $100,000 Limitation in ISOs

The Company shall not grant an ISO under the Plan to any Employee if such Grant would result in such Employee holding the right to exercise for the first time in any one calendar year, under all ISO granted under the Plan or any other plan maintained by the Company, options with respect to shares of Common Stock having an aggregate fair market value, determined as of the date the Option is granted, in excess of $100,000. Should it be determined that an ISO granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Common Stock subject to such option, the excess portion of such option shall be considered a NSO. To the extent the employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as ISO under the Federal tax laws shall be applied on the basis of the order in which the Options are granted. If, for any reason, an entire Option does not qualify as an ISO by reason of exceeding such maximum, that Option shall be considered a NSO.

8.

Stock Options

(a)

Option Agreement. The Committee may from time to time grant Options pursuant to an Option Agreement. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

(b)

Type of Option. Each Option shall be designated as an ISO or a NQO and shall be subject to the terms and conditions set forth in this Section 8. ISOs shall also be subject to the terms and conditions set forth in Section 9.

(c)

Grant Date. Each Option Agreement shall specify the date as of which it shall be effective, which date shall be the Grant Date.

(d)

Exercise Price. Except as provided in Section 9, the purchase price of Common Stock under each Option will be determined by the Committee.

(e)

Term and Exercisability. The term of each Option shall be determined by the Committee but shall not exceed 10 years. Unless otherwise specified in an Option Agreement, Options shall vest and become exercisable on the following schedule: 1/3 on the six month anniversary of the Grant Date, 8.333% at the end of each quarter beginning on the six month anniversary of the Grant Date.

(f)

Method of Payment. Options shall be exercisable by written notice to the Company (to the attention of the Company’s Chief Financial Officer) accompanied by payment in full of the applicable exercise price. Payment of the exercise price may be made (i) in cash, (ii) by delivery of Options valued at the excess of the Fair Market Value of the shares of Common Stock subject thereto less the exercise price of such Options (i.e., a “cashless exercise”) or (iii) by a combination of the above. The Committee may, in its discretion and upon request of the holder, issue shares upon exercise of an Option directly to a brokerage firm or firms to be selected by the Committee, or selected by the exercising Optionee and approved by the Company’s Chief Financial Officer, without payment of the purchase price by the holder but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment or such purchase price.

(g)

Lock-up. Participant will agree to enter into a lock-up agreement equal to that of all other officers and Directors as determined by the Committee.

(h)

Fractional Shares. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares. If an Option exercise results in a fractional share, the number of shares issued to the Participant shall be rounded up to the next whole share.

(i)

Other Provisions. Each Option Agreement may contain such other terms, provisions, and conditions not inconsistent with this Plan, including rights of repurchase, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such option as an “incentive stock option” within the meaning of Section 422 of the Code.

(j)

Withholding of Taxes. The Company may, if necessary or desirable, withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any issuance or exercise of Options granted under the Plan to such Participant, and the Company may defer such issuance or exercise unless indemnified to its satisfaction against the payment of any such amount. The Company shall not be responsible for payment by any Participant of the proper amount of taxes.

(k)

Termination of Employment. Unless otherwise provided in an Option Agreement, in the event that a Participant ceases to be employed by (or, in the case of a non-employee, ceases to perform services for) the Company or any Parent or Subsidiary (in each case, a “Termination of Employment”), all outstanding Options held by such Participant shall be treated as follows:

(i)

Cause. If the Participant is terminated from his or her employment with the Company or a Parent or Subsidiary for Cause, all the Options (whether vested or unvested) shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of Termination of Employment.

(ii)

Disability. If the Participant is terminated from his or her employment with the Company or a Parent or Subsidiary by reason of Disability, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of Termination of Employment. All Options that have vested prior to such date shall remain exercisable for a period of one year following such date.

(iii)

Death. If the Participant dies while employed by the Company or a Parent or Subsidiary, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of death. Following the Participant’s death, his or her executors, administrators, legatees or distributees may exercise the Options that have vested prior to the date of death for a period of one year following the date of death.

(iv)

Other Terminations of Employment. If the Participant’s employment is terminated for any other reason, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of Termination of Employment. All Options that have vested prior to such date shall remain exercisable for a period of 90 days following such date.

(l)

Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

(m)

Optionee’s Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the effective date of the issuance of shares following exercise of such Option by Optionee.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 11 of this Plan.

9.

Terms and Conditions to Which Only ISOs Are Subject

Options which are designated as ISOs shall be subject to the following terms and conditions:

(a)

Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value of the stock covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules, currently set forth in Code Section 424), stock of the Company constituting more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of any affiliate of the Company, shall in no event be less than 110% of such Fair Market Value.

(b)

Option Term. Unless an earlier expiration date is specified by the Committee in the Option Agreement, each ISO shall expire 10 years from its Grant Date; except that an ISO granted to any person who owns, directly or indirectly (or is treated as owning by reason of applicable attribution rules currently set forth in Section 424 of the Code) stock of the Company constituting more than 10% of the total combined voting power of the Company’s outstanding stock, or the stock of any affiliate of the Company, shall expire five years from its Grant Date.

(c)

Disqualifying Dispositions. If Common Stock acquired by exercise of an ISO is disposed of within two years from the Grant Date or within one year after the transfer of the Common Stock to the Optionee, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require. Such holder shall pay to the Company any withholding and employment taxes which the Company in its sole discretion deems applicable. The Company shall not be responsible for payment by any Participant of the proper amount of taxes. The Company may instruct its stock transfer agent by appropriate means, including placement of legends on stock certificates, not to transfer stock acquired by exercise of an ISO unless it has been advised by the Company that the requirements of this Section have been satisfied.

10.

Stock Awards

(a)

Terms and Conditions. All shares of Common Stock granted or sold pursuant to the Plan will be subject to the following conditions:

(i)

The Committee may impose conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitations, restrictions under the Exchange Act, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under and blue sky or other securities laws applicable to such shares. The Board or Committee, as applicable, may cancel any unexpired, unpaid, or deferred Grants at any time if the Participant is not in compliance with all other applicable provisions of the Stock Award Agreement or Restricted Stock Purchase Offer.

(ii)

The Committee may require the Participant to enter into an agreement providing that the certificates representing Stock Awards granted or sold pursuant to the Plan will remain in the physical custody of the Company until all restrictions are removed or expire.

(iii)

Each Certificate representing Stock Awards granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

(b)

Lapse of Terms and Conditions. The restrictions imposed under Section 10(a) upon Stock Awards will lapse in accordance with a schedule or other conditions as determined by the Committee.

(c)

Method of Payment. Except as set forth below, the purchase price (if any) for shares acquired pursuant to Stock Awards will be payable in full in cash or by check.

11.

Adjustment Provisions

(a)

Subject to Section 11(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions.

(b)

Notwithstanding the provisions of Section 11(a), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all of the property of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease.

(c)

If 100% of the Company is sold, Participant may be required to sell at the same price and terms as all other shareholders as negotiated by the Board.

(d)

If a portion of the Company is sold, Participant has the right to “Tag along” and sell a pro-rata number of shares at the same price and terms as the partial sale negotiated by the Board.

(e)

Adjustments under Section 11(a) will be made by the Committee, whose determinations to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

12.

General Provisions

(a)

No Right To Continued Employment. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as an Employee or Consultant or member of the Board of the Company or any of its Subsidiaries or affect the right of the Company to terminate the employment, consulting relationship or membership on the Board of any Participant at any time with or without cause.

(b)

Compliance with Legal Requirements. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by Federal and state securities laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(c)

Participant Rights. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

(d)

Withholding Taxes. The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Award. The Company shall not be responsible for payment by any Participant of the proper amount of taxes.

(e)

Nontransferability. No Award and no right under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award.

(f)

Amendment and Termination of Option. The Committee may cancel, with the consent of the Participant, all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition to a grant of a new Option to such Participant. Such Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered. The Committee may not delegate authority to any officer of the Company or other person to amend or terminate any Option as described in this Section 12(f).

(g)

Amendment and Termination of Plan. The Committee will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the stockholders of the Company, except as provided in Section 11 of the Plan:

(i)

Change the class of persons eligible to receive Awards under the Plan;

(iii)

Materially increase the benefits accruing to Eligible Persons under the Plan; or

(iii)

Increase the number of shares of Common Stock subject to the Plan.

The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Award agreement as it deems advisable. No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Award previously granted under the Plan.

(h)

Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(i)

Effective Date and Duration of Plan. This Plan will become effective upon adoption by the Board and the holders of a majority of the outstanding shares at a meeting of stockholders of the Company (the “Effective Date”). In the absence of such approval, all Awards shall be null and void. Unless previously terminated, the Plan will terminate 10 years after the Effective Date.

(j)

Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee member shall be entitled to the indemnification rights set forth in this Section only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

(k)

All Awards under the Plan are intended to be exempt from registration under the Securities Act as provided by Rule 701 thereunder. Unless and until the granting of Options or sale and issuance of Common Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Award under the Plan shall provide that the purchases or other acquisitions of shares thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Common Stock have been registered under the Securities Act, each Award shall provide that no shares shall be purchased upon the exercise of the rights under such Award unless and until (a) all then applicable requirements of state and Federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (b) if requested to do so by the Company, the person exercising the rights under the Grant shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under an Award without registration under the Securities Act, subsequent registration of the shares shall relieve the purchaser of any investment restrictions or representations made upon the exercise of such rights.